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                      [LETTERHEAD OF PRICE WATERHOUSE LLP]


September 15, 1997

Mr. John R. Donnelly
Vice President Finance and Chief Financial Officer
General Automation, Inc.
17731 Mitchell North
Irvine, California 92714

Dear Mr. Donnelly:

This is to confirm that the client-auditor relationship between General Automation, Inc. (Commission File Number 0-5260) and Price Waterhouse LLP has ceased.

Yours very truly,

/s/ PRICE WATERHOUSE LLP
---------------------------
    Price Waterhouse LLP


cc: Chief Accountant
    SECPS Letter File, Mail Stop 11-3
    Securities and Exchange Commission
    450 Fifth Street, N.W.
    Washington, D.C. 20549